Exhibit 99.1

News Release
International Paper Reports Second Quarter 2022 Results

MEMPHIS, Tenn. – July 28, 2022 – International Paper (NYSE: IP) today reported second quarter 2022 financial results.

SECOND QUARTER 2022 HIGHLIGHTS

•Second quarter net earnings (loss) attributable to International Paper of $511 million ($1.38 per diluted share) compared with $360 million ($0.95 per diluted share) in the first quarter of 2022 and $432 million ($1.09 per diluted share) in the second quarter of 2021. Second quarter adjusted operating earnings* (non-GAAP) of $459 million ($1.24 per diluted share) compared with $288 million ($0.76 per diluted share) in the first quarter of 2022 and $325 million ($0.82 per diluted share) in the second quarter of 2021.
•13% year-over-year revenue growth
•$65 million of earnings achieved from Building a Better IP initiatives, bringing year-to-date to $105 million
•Cash provided by operations of $390 million, bringing year-to-date to $978 million
•Returned $565 million to shareholders through share repurchases of $395 million and dividends of $170 million in the second quarter, bringing year-to-date to $1.1 billion

“International Paper delivered strong revenue and earnings growth in the second quarter,” said Mark Sutton, Chairman and Chief Executive Officer. “We performed well both commercially and operationally, which contributed to margin expansion despite a challenging supply chain and input cost environment. Looking ahead to the third quarter, we expect the realization of prior price movements to outpace higher input costs.”

Sutton added, “Our Building a Better IP set of initiatives delivered $65 million of additional earnings improvement in the second quarter, for a total of $105 million through the first half of the year. Given this strong momentum, we are confident in achieving the high end of our full-year target.”

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Second Quarter 2022	First Quarter 2022	Second Quarter 2021
Net Earnings (Loss) Attributable to International Paper	$1.38	$0.95	$1.09
Less – Discontinued Operations (Gain) Loss	—	—	(0.31)
Net Earnings (Loss) from Continuing Operations	1.38	0.95	0.78
Add Back – Non-Operating Pension Expense (Income)	(0.09)	(0.10)	(0.10)
Add Back – Net Special Items Expense (Income)	(0.05)	(0.09)	0.14
Adjusted Operating Earnings*	$1.24	$0.76	$0.82

*    Adjusted operating earnings (non-GAAP) is defined as net earnings attributable to International Paper Company (GAAP) excluding discontinued operations, net special items and non-operating pension expense (income). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. For discussion of discontinued operations, net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items, Discontinued Operations and Consolidated Statement of Operations and related notes included later in this release.

Select Financial Measures

(In millions)	Second Quarter 2022	First Quarter 2022	Second Quarter 2021
Net Sales	$5,389	$5,237	$4,770
Net Earnings (Loss) Attributable to International Paper	511	360	432
Business Segment Operating Profit	585	348	390
Adjusted Operating Earnings	459	288	325
Cash Provided By (Used For) Operations	390	588	766
Free Cash Flow*	204	403	633

*    Free cash flow is a non-GAAP financial measure. A reconciliation of free cash flow to the most comparable GAAP measure, cash provided by (used for) operations, and disclosure regarding why we believe that free cash flow provides useful information to investors, is included later in this release.

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of its businesses and is calculated as set forth in footnote (f) below under "Sales and Earnings by Business Segment". As a result of the spin-off of our global Printing Papers business on October 1, 2021, the Printing Papers business segment has been eliminated and all prior year amounts have been adjusted to reflect this business as a discontinued operation. For discussion of discontinued operations, see the disclosure under Discontinued Operations included later in this release. Second quarter 2022 net sales by business segment and operating profit (loss) by business segment compared with the first quarter of 2022 and the second quarter of 2021 are as follows:
Business Segment Results

(In millions)	Second Quarter 2022	First Quarter 2022	Second Quarter 2021
Net Sales by Business Segment
Industrial Packaging	$4,491	$4,406	$4,030
Global Cellulose Fibers	788	710	680
Corporate and Inter-segment Sales	110	121	60
Net Sales	$5,389	$5,237	$4,770
Operating Profit (Loss) by Business Segment
Industrial Packaging	$560	$397	$389
Global Cellulose Fibers	25	(49)	1
Total Business Segment Operating Profit	$585	$348	$390
Industrial Packaging operating profits (losses) in the second quarter of 2022 were $560 million compared with $397 million in the first quarter of 2022. In North America, earnings increased driven by higher sales prices for corrugated boxes and containerboard and lower planned maintenance outage expenses, partially offset by higher input costs, primarily for energy and freight. Sales volumes were stable for corrugated boxes and higher for export containerboard. Domestic containerboard volumes were lower. Earnings in the second quarter of 2022 benefited from insurance recoveries and other one-time items. In Europe, earnings improved reflecting higher average sales prices in the Eurozone and strong operating performance partially offset by seasonally lower sales volumes in Morocco.
Global Cellulose Fibers operating profits (losses) in the second quarter of 2022 were $25 million compared with $(49) million in the first quarter of 2022. Earnings improved significantly driven by higher sales prices for both fluff pulp and market pulp and lower planned maintenance outage expenses, partially offset by higher input costs, primarily for energy and chemicals. Sales volumes were slightly higher. Operating costs were lower, reflecting improved mill performance and seasonality.
EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings (losses) were $95 million in the second quarter of 2022 compared with $93 million in the first quarter of 2022. Operationally, earnings were stable as higher sales prices were mostly offset by higher input costs. The Company continues to actively explore strategic options with respect to the Ilim joint venture, including a sale of its 50% ownership interest.

CORPORATE EXPENSES
Corporate expenses were $27 million for the second quarter of 2022, compared with $12 million in the first quarter of 2022.

EFFECTIVE TAX RATE
The reported effective tax rate for the second quarter of 2022 was 19%, compared to a 2022 first quarter reported effective tax rate of 26%. The effective tax rate for the second quarter of 2022 was lower due to the tax-free exchange of a portion of the Company's shares of Sylvamo Corporation.
Excluding special items and non-operating pension expense, the operational effective tax rate for the second quarter of 2022 was 25%, compared with 27% for the first quarter of 2022. The higher operational effective tax rate in the first quarter is primarily due to reduced tax benefits for equity-based compensation.

EFFECTS OF SPECIAL ITEMS
Net special items in the second quarter of 2022 amount to a net after-tax gain of $17 million ($0.05 per diluted share) compared with a gain of $35 million ($0.09 per diluted share) in the first quarter of 2022 and a charge of $55 million ($0.14 per diluted share) in the second quarter of 2021. Net special items in all periods include the following charges (gains):

	Second Quarter 2022		First Quarter 2022		Second Quarter 2021
(In millions)	Before Tax	After Tax	Before Tax	After Tax	Before Tax	After Tax
Restructuring and other charges, net:
Debt extinguishment costs	$—	$—	$—	$—	$170	$128
Other	—	—	—	—	4	3
Total restructuring and other charges, net	—	—	—	—	174	131
Environmental remediation reserve adjustment	15	11	—	—	5	3
Sylvamo investment (a)	(3)	(2)	(46)	(35)	—	—
Real estate - office impairment	—	—	—	—	21	16
Gain on sale of equity investment in Graphic Packaging	—	—	—	—	(130)	(98)
EMEA Packaging impairment - Turkey	—	—	—	—	(8)	(2)
Tax benefit related to exchange of Sylvamo shares (b)	—	(31)	—	—	—	—
Other	6	5	—	—	7	5
Total special items, net	$18	$(17)	$(46)	$(35)	$69	$55

(a)	See note (b) on the Consolidated Statement of Operations included later in this release.
(b)	See note (c) on the Consolidated Statement of Operations included later in this release.

DISCONTINUED OPERATIONS
Discontinued operations include the operating earnings of our former Printing Papers segment and EMEA Coated Paperboard and Pulp business including the Kwidzyn, Poland mill, divested in the third quarter of 2021. Discontinued operations also includes the following special items charges (gains):

	Second Quarter 2021
(In millions)	Before Tax	After Tax
Printing Papers spin-off	24	20
Foreign value-added tax credit (including interest)	(70)	(47)
Total	$(46)	$(27)
EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website at internationalpaper.com by clicking on the Performance tab and going to the Presentations and Events/Webcasts and Presentations page. A replay of the webcast will also be on the website beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (234) 720-6995 or, within the U.S. only, (844) 291-6362, and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 1765705. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (402) 970-0847 or, within the U.S. only, (866) 207-1041 and when prompted for the access code, enter 7062832.

About International Paper
International Paper (NYSE: IP) is a leading global supplier of renewable fiber-based products. We produce corrugated packaging products that protect and promote goods, and enable worldwide commerce, and pulp for diapers, tissue and other personal care products that promote health and wellness. Headquartered in Memphis, Tenn., we employ approximately 38,000 colleagues globally. We serve customers worldwide, with manufacturing operations in North America, Latin America, North Africa and Europe. Net sales for 2021 were $19.4 billion. Additional information can be found by visiting InternationalPaper.com.

Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “estimates” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our ability to meet targets and goals with respect to climate change and the emission of GHGs and other environmental, social and governance matters; (ii) the impact of the conflict involving Russia and Ukraine, including in connection with related escalated sanctions imposed by the United States, the European Union, G7 and other countries and possible actions by the Russian government, and the impact of such developments on domestic and global economic and geopolitical conditions in general and on us and our Ilim joint venture, which could be materially and adversely affected by such developments, and our inability to predict the full impact of the Russian invasion of Ukraine, current or future sanctions, geopolitical instability and the possibility of broadened military conflict on our Ilim joint venture and on our receipt of dividends from our Ilim joint venture; (iii) the possible impact of these developments involving Ukraine and Russia and potential negative capital markets conditions on the value of and our ability to sell all or a portion of our equity stake in Sylvamo Corporation and the timing of any such sales; (iv) the impact of and developments related to the ongoing COVID-19 pandemic; (v) the level of our indebtedness and changes in interest rates; (vi) the impact of global and domestic economic conditions and industry conditions, including with respect to commercial activity, inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, the availability of labor, particularly in light of current labor market conditions which are exceptionally tight, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (vii) domestic and global geopolitical conditions, changes in currency exchange rates, trade protectionist policies, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (viii) the amount of our future pension funding obligations, and pension and healthcare costs; (ix) unanticipated expenditures or other adverse developments related to compliance with existing and new environmental, tax, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws and regulations; (x) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (xi) risks inherent in conducting business through joint ventures; (xii) our ability to achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs and other corporate transactions, (xiii) cybersecurity and information technology risks; (xiv) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (xv) our exposure to claims under our agreements with Sylvamo Corporation; (xvi) our failure to realize the anticipated benefits of the spin-off of Sylvamo Corporation and the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; and (xvii) our ability to attract and retain qualified personnel. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and SEC filings. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Mark Nellessen; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2022		2021		2022		2022		2021
Net Sales	$5,389		$4,770		$5,237		$10,626		$9,363
Costs and Expenses
Cost of products sold	3,806	(a)	3,402	(d)	3,839		7,645	(a)	6,750	(d)
Selling and administrative expenses	300		396	(e)	341		641		698	(e)
Depreciation, amortization and cost of timber harvested	267		272		261		528		540
Distribution expenses	442		342		424		866		677
Taxes other than payroll and income taxes	36		36		36		72		71
Restructuring and other charges, net	—		174	(f)	—		—		204	(f)
Net (gains) losses on sales and impairments of businesses	—		(9)	(g)	—		—		(7)	(g)
Net (gains) losses on sales of equity method investments	—		(130)	(h)	—		—		(204)	(h)
Net (gains) losses on mark to market investments	(3)	(b)	—		(46)	(b)	(49)	(b)	—
Interest expense, net	74		86		69		143		179
Non-operating pension expense (income)	(47)		(51)		(49)		(96)		(103)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	514		252		362		876		558
Income tax provision (benefit)	96	(c)	46		95		191	(c)	134
Equity earnings (loss), net of taxes	93		104		93		186		153
Earnings (Loss) From Continuing Operations	511		310		360		871		577
Discontinued operations, net of taxes	—		124	(i)	—		—		206	(i)
Net Earnings (Loss)	511		434		360		871		783
Less: Net earnings (loss) attributable to noncontrolling interests	—		2	(j)	—		—		2	(j)
Net Earnings (Loss) Attributable to International Paper Company	$511		$432		$360		$871		$781
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$1.39		$0.79		$0.96		$2.34		$1.47
Discontinued operations	—		0.31		—		—		0.52
Net earnings (loss)	$1.39		$1.10		$0.96		$2.34		$1.99
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$1.38		$0.78		$0.95		$2.32		$1.45
Discontinued operations	—		0.31		—		—		0.51
Net earnings (loss)	$1.38		$1.09		$0.95		$2.32		$1.96
Average Shares of Common Stock Outstanding - Diluted	370.7		396.8		379.2		375.7		397.7

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $15 million ($11 million after taxes) for the three months and six months ended June 30, 2022 for an environmental remediation reserve adjustment and a pre-tax charge of $6 million ($5 million after taxes) for the three months and six months ended June 30, 2022 for other costs.
(b)	Includes pre-tax net gains of $3 million ($2 million after taxes), $46 million ($35 million after taxes) and $49 million ($37 million after taxes) for the three months ended June 30, 2022 and March 31, 2022 and the six months ended June 30, 2022, respectively, related to our investment in Sylvamo Corporation.
(c)	Includes a $31 million tax benefit related to the tax-free exchange of a portion of our shares of Sylvamo Corporation.

(d)	Includes a pre-tax charge of $21 million ($16 million after taxes) for the three months and six months ended June 30, 2021 related to the impairment of real estate and a pre-tax charge of $5 million ($3 million after taxes) for the three months and six months ended June 30, 2021 for an environmental remediation reserve adjustment.

(e)	Includes a pre-tax charge of $4 million ($3 million after taxes) for the three months and six months ended June 30, 2021 for costs associated with our Building a Better IP initiative and a pre-tax charge of $3 million ($2 million after taxes) for the three months and six months ended June 30, 2021 for other costs.

(f)	Includes pre-tax charges of $170 million ($128 million after taxes) and $188 million ($142 million after taxes) for the three months and six months ended June 30, 2021, respectively, for debt extinguishment costs, a pre-tax charge of $12 million ($10 million after taxes) for the six months ended June 30, 2021 for severance related to the optimization of our EMEA Packaging business and a pre-tax charge of $4 million ($3 million after taxes) for the three months and six months ended June 30, 2021 for other costs.

(g)	Includes a net pre-tax gain of $9 million ($3 million after taxes) and $7 million ($1 million after taxes) for the three months and six months ended June 30, 2021 related to the sale of our EMEA Packaging business in Turkey.

(h)
Includes pre-tax gains of $130 million ($98 million after taxes) and $204 million ($154 million after taxes) for the three months and six months ended June 30, 2021 related to the monetization of our equity investment in Graphic Packaging.

(i)	Includes pre-tax charges of $24 million ($20 million after taxes) and $49 million ($40 million after taxes) for the three months and six months ended June 30, 2021, respectively, for costs associated with the spin-off of our Printing Papers business and pre-tax income of $70 million ($47 million after taxes) for the three months and six months ended June 30, 2021 for the accrual of a foreign value-added tax credit which transferred to Sylvamo Corporation effective with the spin-off on October 1, 2021.
(j)	Includes the allocation of income to noncontrolling interest of $1 million (before and after taxes) for the three months and six months ended June 30, 2021 associated with the sale of our EMEA Packaging business in Turkey.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2022	2021	2022	2022	2021
Net Earnings (Loss) Attributable to International Paper Company	$511	$432	$360	$871	$781
Less: Discontinued operations (gain) loss	—	(124)	—	—	(206)
Earnings (Loss) from Continuing Operations Attributable to International Paper Company	511	308	360	871	575
Add back: Non-operating pension expense (income)	(35)	(38)	(37)	(72)	(77)
Add back: Net Special items expense (income)	(17)	55	(35)	(52)	25
Adjusted Operating Earnings	$459	$325	$288	$747	$523

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2022	2021	2022	2022	2021
Diluted Earnings per Common Share as Reported	$1.38	$1.09	$0.95	$2.32	$1.96
Less: Discontinued operations (gain) loss	—	(0.31)	—	—	(0.51)
Continuing Operations	1.38	0.78	0.95	2.32	1.45
Add back: Non-operating pension expense (income)	(0.09)	(0.10)	(0.10)	(0.19)	(0.19)
Add back: Net Special items expense (income)	(0.05)	0.14	(0.09)	(0.14)	0.06
Adjusted Operating Earnings per Share	$1.24	$0.82	$0.76	$1.99	$1.32
Notes:
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and items considered by management to be unusual or otherwise not reflective of on-going operations (net special items) as reflected in the Consolidated Statement of Operations and related notes included in this release from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. The Company believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings (loss) attributable to International Paper is the most directly comparable GAAP measure.

Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2022		2021		2022		2022		2021
Industrial Packaging	$4,491		$4,030		$4,406		$8,897		$7,960
Global Cellulose Fibers	788		680		710		1,498		1,275
Corporate and Inter-segment Sales	110		60		121		231		128
Net Sales	$5,389		$4,770		$5,237		$10,626		$9,363
Operating Profit (Loss) by Business Segment
	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2022		2021		2022		2022		2021
Industrial Packaging	$560		$389		$397		$957		$810
Global Cellulose Fibers	25		1		(49)		(24)		(80)
Total Business Segment Operating Profit	$585		$390		$348		$933		$730

Earnings (Loss) Before Income Taxes and Equity Earnings	$514		$252		$362		$876		$558
Interest expense, net	74		86		69		143		179
Noncontrolling interest adjustment (e)	(1)		(1)	(b)	—		(1)		(2)	(b)
Corporate expenses, net	27		36		12		39		72
Corporate net special items	18	(a)	77	(c)	(46)	(a)	(28)	(a)	21	(c)
Business net special items	—		(9)	(d)	—		—		5	(d)
Non-operating pension expense (income)	(47)		(51)		(49)		(96)		(103)
Business Segment Operating Profit (f)	$585		$390		$348		$933		$730
Equity Earnings (Loss) in Ilim S.A., Net of Taxes	$95		$101		$93		$188		$150
Equity Earnings (Loss) in Graphic Packaging International Partners, LLC	$—		$3		$—		$—		$4

(a)	Includes net gains of $3 million, $46 million and $49 million for the three months ended June 30, 2022 and March 31, 2022 and the six months ended June 30, 2022, respectively, related to our investment in Sylvamo Corporation, a charge of $15 million for the three months and six months ended June 30, 2022 for an environmental remediation reserve adjustment and a charge of $6 million for the three months and six months ended June 30, 2022 for other costs.
(b)	Includes the allocation of income to noncontrolling interest of $1 million for the three months and six months ended June 30, 2021 associated with the sale of our EMEA Packaging business in Turkey.
(c)	Includes charges of $170 million and $188 million for the three months and six months ended June 30, 2021, respectively, for debt extinguishment costs, a charge of $4 million for the three months and six months ended June 30, 2021 for costs associated with our Building a Better IP initiative, a charge of $21 million for the three months and six months ended June 30, 2021 related to the impairment of real estate, a charge of $5 million for the three months and six months ended June 30, 2021 for an environmental remediation reserve adjustment, gains of $130 million and $204 million for the three months and six months ended June 30, 2021, respectively, related to the monetization of our equity investment in Graphic Packaging and a charge of $7 million for the three months and six months ended June 30, 2021 for other costs.
(d)	Related to Industrial Packaging, includes a net gain of $9 million and $7 million for the three months and six months ended June 30, 2021, respectively, partially offset by the allocation of gain to noncontrolling interest of $1 million for the three months and six months ended June 30, 2021 related to the sale of our EMEA Packaging business in Turkey and a charge of $12 million for the six months ended June 30, 2021 for severance related to the optimization of our EMEA Packaging business.
(e)	Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest for these subsidiaries is adjusted here to present consolidated earnings before income taxes and equity earnings.

(f)	As set forth in the chart above, business segment operating profit is defined as earnings (loss) from continuing operations before income taxes and equity earnings, but including the impact of noncontrolling interests, and excluding interest expense, net, corporate expenses, net, corporate net special items, business net special items and non-operating pension expense. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2022	2021	2022	2022	2021
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (b)	2,619	2,733	2,618	5,237	5,417
Containerboard	707	699	712	1,419	1,408
Recycling	535	568	564	1,099	1,126
Saturated Kraft	51	50	44	95	95
Gypsum /Release Kraft	64	68	54	118	123
EMEA Packaging (b)	354	410	368	722	845
Industrial Packaging	4,330	4,528	4,360	8,690	9,014
Global Cellulose Fibers (In thousands of metric tons) (c)	720	743	712	1,432	1,498

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

(c)	Includes North American volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash and Temporary Investments	$826	$1,295
Accounts and Notes Receivable, Net	3,462	3,232
Contract Assets	506	378
Inventories	1,897	1,814
Current Investments	151	245
Other	204	132
Total Current Assets	7,046	7,096
Plants, Properties and Equipment, Net	10,234	10,441
Investments	930	751
Long-Term Financial Assets of Variable Interest Entities	2,284	2,275
Goodwill	3,124	3,130
Overfunded Pension Plan Assets	713	595
Right of Use Assets	383	365
Deferred Charges and Other Assets	568	590
Total Assets	$25,282	$25,243
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$293	$196
Accounts Payable and Other Current Liabilities	4,059	3,948
Total Current Liabilities	4,352	4,144
Long-Term Debt	5,275	5,383
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,103	2,099
Deferred Income Taxes	2,614	2,618
Underfunded Pension Benefit Obligation	364	377
Postretirement and Postemployment Benefit Obligation	194	205
Long-Term Lease Obligations	245	236
Other Liabilities	1,092	1,099
Equity
Common Stock	449	449
Paid-in Capital	4,675	4,668
Retained Earnings	9,557	9,029
Accumulated Other Comprehensive Loss	(1,489)	(1,666)
	13,192	12,480
Less: Common Stock Held in Treasury, at Cost	4,149	3,398
Total Equity	9,043	9,082
Total Liabilities and Equity	$25,282	$25,243

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net earnings (loss)	$871	$783
Depreciation, amortization and cost of timber harvested	528	615
Deferred income tax expense (benefit), net	(5)	5
Restructuring and other charges, net	—	204
Net (gains) losses on mark to market investments	(49)	—
Net (gains) losses on sales and impairments of businesses	—	(7)
Net (gains) losses on sales of equity method investments	—	(204)
Equity method dividends received	204	149
Equity (earnings) losses, net	(186)	(153)
Periodic pension (income) expense, net	(58)	(57)
Other, net	72	71
Changes in current assets and liabilities
Accounts and notes receivable	(276)	(496)
Contract assets	(129)	(62)
Inventories	(133)	110
Accounts payable and accrued liabilities	199	367
Interest payable	3	(2)
Other	(63)	(45)
Cash Provided By (Used For) Operating Activities	978	1,278
Investment Activities
Invested in capital projects, net of insurance recoveries	(371)	(222)
Acquisitions, net of cash acquired	—	(80)
Proceeds from sales of equity method investments	—	800
Proceeds from sales of businesses, net of cash divested	—	90
Proceeds from exchange of equity securities	144	—
Proceeds from sale of fixed assets	11	—
Other	(1)	(2)
Cash Provided By (Used For) Investment Activities	(217)	586
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(823)	(213)
Issuance of debt	232	4
Reduction of debt	(243)	(914)
Change in book overdrafts	(47)	2
Dividends paid	(344)	(403)
Net debt tender premiums paid	—	(188)
Other	(1)	(3)
Cash Provided By (Used for) Financing Activities	(1,226)	(1,715)
Cash Included in Assets Held for Sale	—	(45)
Effect of Exchange Rate Changes on Cash and Temporary Investments	(4)	7
Change in Cash and Temporary Investments	(469)	111
Cash and Temporary Investments
Beginning of the period	1,295	595
End of the period	$826	$706

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash Provided By (Used For) Operating Activities	$390	$766	$978	$1,278
Adjustments:
Cash invested in capital projects, net of insurance recoveries	(186)	(133)	(371)	(222)
Free Cash Flow	$204	$633	$607	$1,056

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.